UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2004 (February 5, 2004)

VERILINK CORPORATION
 (Exact name of registrant as specified in charter)

Delaware	000-28562	94-2857548
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 JETPLEX CIRCLE
MADISON, AL  35758-8989
 (Address of principal executive offices / Zip Code)

256.327.2001
 (Registrant’s telephone number, including area code)

Explanatory Note

          On February 5, 2004, Verilink Corporation (“Verilink”) acquired privately held XEL Communications, Inc. (“XEL”), a provider of telecommunications business solutions. Verilink filed with the Securities and Exchange Commission a Current Report on Form 8-K on February 20, 2004 to report the acquisition of XEL and to provide the audited financial statements of XEL and a Form 8-K/A on April 20, 2004 to provide the unaudited pro forma financial information. Verilink hereby amends its Form 8-K of February 20, 2004 as amended by Form 8-K/A filed April 20, 2004 to provide revised audited financial statements for XEL and pro forma financial information to reclassify XEL’s notes receivable – related party as a deduction from stockholder’s equity. The pro forma combined amounts shown on the pro forma condensed combined consolidated balance sheet as of January 2, 2004 are unchanged from the amounts reflected in Verilink’s Form 8-K/A filed April 20, 2004.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)     Financial Statements.

          See Index to the Financial Statements of XEL Communications, Inc. attached immediately following the signature page hereto.

(b)     Pro Forma Financial Information.

          On February 5, 2004, Verilink purchased all of the outstanding shares of XEL Communications, Inc. (“XEL”) from The Kennedy Company, LLC for $7,650,000 in cash plus a convertible promissory note in the amount of $10,000,000.

          The unaudited pro forma condensed combined consolidated financial information gives effect to the acquisition of XEL by Verilink under the purchase method of accounting. The unaudited pro forma condensed combined consolidated balance sheet combines Verilink’s unaudited consolidated balance sheet and XEL’s unaudited balance sheet at January 2, 2004 as if the acquisition had occurred on January 2, 2004.

          The unaudited pro forma condensed consolidated statements of operations combine the historical results of operations of Verilink and XEL for the twelve months ended June 27, 2003 and the six months ended January 2, 2004, giving effect to the acquisition as if it had occurred at June 29, 2002.

          The pro forma financial information is presented for illustrative purposes only and does not purport to be indicative of the operating results of financial position that would have occurred had the acquisition been effected for the periods indicated nor is it indicative of the future operating results or financial position of the Verilink.

          The pro forma adjustments are based upon the preliminary information and assumptions available at the time of the filing of this Form 8-K/A. The pro forma information should be read in conjunction with the historical audited and unaudited consolidated financial statements of Verilink, including the notes thereto, and the audited historical financial statements of XEL, including the notes thereto.

Verilink Corporation and XEL Communications, Inc.
Pro Forma Condensed Combined Consolidated Balance Sheet
(unaudited, in thousands)

	January 2, 2004

	Historical Verilink	Historical XEL	Pro Forma Adjustments		Pro Forma Combined

ASSETS
Current Assets:
Cash and cash equivalents	$10,445	$900	$(7,650	)(a)	$3,695
Short-term investments	127	—			127
Accounts receivable, net	3,719	2,651			6,370
Inventories, net	3,690	2,628			6,318
Other current assets	330	64			394

Total current assets	18,311	6,243	(7,650)		16,904
Property held for lease, net	6,365	—			6,365
Property, plant and equipment, net	1,389	175			1,564
Restricted cash	1,000	—			1,000
Other intangible assets, net	2,563	—	7,197	(a)	9,760
Goodwill	—	—	9,208	(a)	9,208
Other assets	448	—			448

Total assets	$30,076	$6,418	$8,755		$45,249

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current portion of long-term debt and capital lease obligation	$733	$—	$—		$733
Accounts payable	2,390	2,854			5,244
Accrued expenses	4,635	1,559	280	(a)	6,474
Accrued purchase consideration	1,853	—			1,853

Total current liabilities	9,611	4,413	280		14,304
Long-term debt and capital lease obligation	3,381				3,381
Convertible notes	—	—	10,480	(a)	10,480

Total liabilities	12,992	4,413	10,760		28,165

Stockholders’ equity	17,084	2,005	(2,005	)(a)	17,084

Total liabilities and stockholders’ equity	$30,076	$6,418	$8,755		$45,249

See accompanying notes to unaudited pro forma condensed combined consolidated financial information.

Verilink Corporation and XEL Communications, Inc.
Pro Forma Condensed Combined Consolidated Statement of Operations
(unaudited, in thousands, except per share amounts)

	Year Ended June 27, 2003

	Historical Verilink	Historical XEL	Pro Forma Adjustment		Pro Forma Combined

Net sales	$28,104	$19,592	$—		$47,696
Cost of sales	13,939	13,557			27,496

Gross profit	14,165	6,035	—		20,200
Operating expenses:
Research and development	3,985	1,378			5,363
Selling, general and administrative	7,586	4,043	580	(b)	12,209
In-process research and development	316	—			316

Total operating expenses	11,887	5,421	580		17,888
Income (loss) from operations	2,278	614	(580)		2,312
Interest and other income, net	656	45	(96	)(c)	605
Interest expense	(181)	—	(734	)(d)	(915)

Income (loss) before provision for income taxes	2,753	659	(1,410)		2,002
Provision for income taxes	—	—	—		—

Net income (loss) before cumulative change in accounting principle, relating to goodwill	2,753	659	(1,410)		2,002
Cumulative effect of change in accounting principle, relating to goodwill	(1,233)				(1,233)

Net income (loss)	$1,520	$659	$(1,410)		$769

Net income per share - basic and diluted:
Net income (loss) before cumulative change in accounting principle, relating to goodwill	$0.18				$0.13
Cumulative effect of change in accounting principle, relating to goodwill	$(0.08)				$(0.08)

Net income	$0.10				$0.05

Weighted average shares outstanding:
Basic	14,871				14,871

Diluted	15,294				15,294

Potential common shares from conversion of the convertible notes totaling 1,968,445 shares were not included in the computation of diluted earnings per share because the inclusion of such shares would have been antidilutive.

See accompanying notes to unaudited pro forma condensed combined consolidated financial information.

Verilink Corporation and XEL Communications, Inc.
Pro Forma Condensed Combined Consolidated Statement of Operations
(unaudited, in thousands, except per share amounts)

	Six Months Ended January 2, 2004

	Historical Verilink	Historical XEL	Pro Forma Adjustments		Pro Forma Combined

Net sales	$18,684	$12,220	$—		$30,904
Cost of sales	9,359	8,859			18,218

Gross profit	9,325	3,361	—		12,686
Operating expenses:
Research and development	2,832	728			3,560
Selling, general and administrative	4,936	2,126	290	(b)	7,352

Total operating expenses	7,768	2,854	290		10,912
Income (loss) from operations	1,557	507	(290)		1,774
Interest and other income, net	416	46	(48	)(c)	414
Interest expense	(73)	—	(367	)(d)	(440)

Income (loss) before provision for income taxes	1,900	553	(705)		1,748
Provision for income taxes	—	—	—		—

Net income (loss)	$1,900	$553	$(705)		$1,748

Net income per share - basic	$0.13				$0.12

Net income per share - diluted	$0.12				$0.11

Weighted average shares outstanding:
Basic	14,751				14,751

Diluted	16,193				16,385

Potential common shares from conversion of the convertible notes totaling 1,968,445 shares were not included in the computation of diluted earnings per share because the inclusion of such shares would have been antidilutive.

See accompanying notes to unaudited pro forma condensed combined consolidated financial information.

Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Information

Note 1 - Pro Forma Adjustments

          The following adjustments were applied to the historical condensed consolidated financial statements to arrive at the pro forma condensed combined consolidated financial statements.

          (a) On February 5, 2004 Verilink Corporation completed its acquisition of XEL Communications, Inc. The acquisition was accounted for using the purchase method, accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on the estimated fair value as of the acquisition date. The allocation of the purchase price, assuming the acquisition occurred on January 2, 2004, for pro forma purposes, is as follows:

Cash paid at closing	$7,650,000
Convertible note issued	10,000,000
Estimated acquisition costs	760,000

$18,410,000

Tangible assets	$6,418,000
Goodwill	9,208,000
Intangible assets	7,197,000
Liabilities assumed	(4,413,000)

$18,410,000

          The broker’s fee related to this transaction of $480,000 is included in estimated acquisition costs, and was paid through the issuance of a convertible promissory note.

          (b) Adjustment reflects the amortization of the amount of the purchase price allocated to identified intangible assets over a period of twelve months for the period ended June 27, 2003 and six months for the period ended January 2, 2004. The intangibles are being amortized as follows:

Intangible Asset	Amount	Economic Useful Life

Customer relations	$5,096,000	15 years
Acquired technologies	685,000	7 years
Trade names / trademarks	1,416,000	10 years

	$7,197,000

          (c) Reflects the adjustment to reduce interest income as a result of lower cash and cash equivalents balance.

          (d) Reflects the adjustment for interest expense at 7% on the notes issued in connection with the acquisition.

(c)          Exhibits.

Exhibit No.	Description

23.1	Consent of Ehrhardt Keefe Steiner & Hottman PC (filed herewith)

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VERILINK CORPORATION
(Registrant)

Dated: June 9, 2004	By:

C. W. Smith
Vice President and Chief Financial Officer

REPORT OF INDEPENDENT REGISTRED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholder
XEL Communications, Inc.
Aurora, Colorado

We have audited the accompanying balance sheets of XEL Communications, Inc. as of December 27, 2003 and December 28, 2002 and the related statements of income, stockholder’s equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board [United States]. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of XEL Communications, Inc. as of December 27, 2003 and December 28, 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 9, these financial statements have been revised to reflect notes receivable – related party as a deduction from stockholder’s equity.

/s/ EHRHARDT KEEFE STEINER & HOTTMAN PC

January 26, 2004, Except for Note 9, for which the date is May 29, 2004

Denver, Colorado

XEL COMMUNICATIONS, INC.

Balance Sheets

	December 27, 2003	December 28, 2002

Assets
Current assets
Cash	$899,841	$1,184,809
Accounts receivable – net	2,650,734	3,841,039
Inventories, net	2,628,292	3,315,374
Prepaid expenses and other	63,769	66,570

Total current assets	6,242,636	8,407,792
Property, plant and equipment, net	175,134	241,163

Total assets	$6,417,770	$8,648,955

Liabilities and Stockholder’s Equity
Current liabilities
Accounts payable – trade	$2,854,380	$2,991,107
Accrued expenses	1,087,913	989,946
Accrued payroll costs and benefits	335,475	260,838
Accrued other taxes	75,406	45,833
Accrued product warranty	60,000	60,000

Total current liabilities	4,413,174	4,347,724

Commitments
Stockholder’s equity
Common stock, $1.00 par value, 4,579 shares authorized, issued and outstanding	4,579	4,579
Additional paid-in capital	51,501,090	51,501,090
Accumulated deficit	(45,492,104)	(45,969,721)
Notes receivable - related party	(4,008,969)	(1,234,717)

Total stockholder’s equity	2,004,596	4,301,231

Total liabilities and stockholder’s equity	$6,417,770	$8,648,955

See notes to financial statements.

XEL COMMUNICATIONS, INC.

Statements of Income

	For the Years Ending

	December 27, 2003	December 28, 2002

Net sales	$20,864,243	$17,451,951
Cost of goods sold	15,040,953	11,972,960

Gross profit	5,823,290	5,478,991

Operating expenses
Research and development	942,188	825,410
Osmine certification expense	82,200	465,800
Product licensing	200,000	—
Sales and marketing	2,561,111	2,311,801
General and administrative	1,611,885	1,440,010

Total operating expenses	5,397,384	5,043,021

Income from operations	425,906	435,970

Other income (expense)
Interest income	50,995	45,800
Interest expense	(1,571)	—
Gain on disposal of assets	132	—
Other	2,155	3,632

Total other income (expense)	51,711	49,432

Net income	$477,617	$485,402

See notes to financial statements.

XEL COMMUNICATIONS, INC.

Statement of Changes in Stockholder’s Equity
For the Years Ended December 27, 2003 and December 28, 2002

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Notes Receivable Related Party	Total Stockholder’s Equity

	Shares	Amount

Balance - December 29, 2001	4,579	$4,579	$51,501,090	$(46,455,123)	$(391,999)	$4,658,547
Notes Receivable – Related Party Accounts					(842,718)	(842,718)
Net income	—	—	—	485,402	—	485,402

Balance - December 28, 2002	4,579	4,579	51,501,090	(45,969,721)	(1,234,717)	4,301,231
Notes Receivable – Related Party Accounts					(2,774,252)	(2,774,252)
Net income	—	—	—	477,617	—	477,617

Balance - December 27, 2003	4,579	$4,579	$51,501,090	$(45,492,104)	$(4,008,969)	$2,004,596

See notes to financial statements.

XEL COMMUNICATIONS, INC.

Notes to Financial Statements

Statements of Cash Flows

	For the Years Ended

	December 27, 2003	December 28, 2002

Cash flows from operating activities
Net income	$477,617	$485,402

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	131,018	267,135
Reserve for obsolete inventory	(113,499)	(446,244)
Reserve for doubtful accounts	20,000	(52,271)
Gain on disposal of assets	(132)	—
Changes in assets and liabilities
Accounts receivable - trade	1,170,305	(1,754,142)
Inventories	800,581	723,547
Prepaid expenses and other	2,801	(21,235)
Accounts payable - trade	(136,727)	636,033
Accruals	202,177	806,240

	2,076,524	159,063

Net cash provided by operating activities	2,554,141	644,465

Cash flows from investing activities
Notes receivable - related party	(2,774,252)	(842,718)
Purchase of fixed assets	(64,857)	(30,970)

Net cash used in investing activities	(2,839,109)	(873,688)

Cash flows from financing activities
Advances on line of credit	300,000	—
Repayments on line of credit	(300,000)	—

Net cash provided by financing activities	—	—

Net decrease in cash	(284,968)	(229,223)
Cash - beginning of year	1,184,809	1,414,032

Cash - end of year	$899,841	$1,184,809

See notes to financial statements.

XEL COMMUNICATIONS, INC.

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies

XEL Communications, Inc. (the Company) is a provider of high-bandwidth connectivity equipment and services to telecommunications companies.

Fiscal Year-End

The Company ends its fiscal year on the final Saturday in December.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions it invests with. As of the balance sheet date, and periodically throughout the year, the Company has maintained balances in various operating accounts in excess of federally insured limits.

Accounts Receivable

The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated credit risk by performing credit checks and actively pursuing past due accounts. Management of the Company has established an allowance for doubtful accounts of $23,946 and $3,946 for the years ended December 27, 2003 and December 28, 2002, respectively based on their estimate of uncollectible accounts. Amounts determined to be uncollectible are expensed in the period such determination is made.

Concentrations of Credit Risk

During the year ended December 27, 2003, one customer accounted for 94% of total revenues and 78% of total accounts receivable at December 27, 2003. During the year ended December 28, 2002, the same customer accounted for approximately 80% of total revenues and 86% of total accounts receivable at December 28, 2002. This customer operates distinct and separate operating regions and has different purchasing centers which purchase a variety of differing products from the Company.

Inventories

Inventory consists of merchandise inventories and finished goods and is stated at the lower of cost or market, determined using the first-in, first-out method (FIFO).

Property and Equipment

Property and equipment is stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets, ranging from 5 to 7 years.

See notes to financial statements.

XEL COMMUNICATIONS, INC.

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Income Taxes

The Company has elected to be treated as an S-corporation for income tax purposes. Accordingly, taxable income and losses of the Company are reported on the income tax returns of the Company’s stockholder and no provisions for federal income taxes have been recorded on the accompanying financial statements.

Revenue Recognition

The Company recognizes revenue as product is shipped and as service is provided. Services include installation of products at customer locations.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising costs were $33,828 and $15,807 for the years ended December 27, 2003 and December 28, 2002, respectively.

Research and Development Costs

Expenditures made for research and development are charged to expense as incurred.

Software Development Costs

The Company applies the provisions of Statement of Position 98-1, “Accounting for Costs of Computer Software Developed for Internal Use.” The Company accounts for costs incurred in the development of computer software as software research and development costs until the preliminary project stage is completed. Direct costs incurred in the development of software are capitalized once the preliminary project stage is completed, management has committed to funding the project and completion and use of the software for its intended purpose are probable. The Company ceases capitalization of development costs once the software has been substantially completed and is ready for its intended use. Software development costs are amortized over their estimated useful lives of five years. Due to the nature of the Company’s software development expenditures, historically minimal amounts have been capitalized.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain amounts in the 2002 financial statements have been reclassified to conform to the 2003 presentation.

See notes to financial statements.

XEL COMMUNICATIONS, INC.

Notes to Financial Statements

Note 2 - Balance Sheet Disclosures

Accounts receivable are summarized as follows:

	December 27, 2003	December 28, 2002

Accounts receivable - trade	$2,674,680	$3,844,985
Less allowance for doubtful accounts	(23,946)	(3,946)

	$2,650,734	$3,841,039

Inventories are summarized as follows:

	December 27, 2003	December 28, 2002

Merchandise inventories	$954,979	$1,441,241
Finished goods	1,747,383	2,061,702
Less reserve for obsolete inventory	(74,070)	(187,569)

	$2,628,292	$3,315,374

Property and equipment consist of the following:

	December 27, 2003	December 28, 2002

Equipment	$3,817,347	$3,797,120
Computer equipment	1,071,440	1,034,386
Furniture	660,165	661,187
Software	565,858	565,858
Vehicles	16,552	16,552

	6,131,362	6,075,103
Less accumulated depreciation	(5,956,228)	(5,833,940)

	$175,134	$241,163

Depreciation expense for the periods ended:

2003	$131,018
2002	$267,135

See notes to financial statements.

XEL COMMUNICATIONS, INC.

Notes to Financial Statements

Note 3 - Line-of-Credit

During 2003, the Company had available a $500,000 line-of-credit payable to a bank. The line-of-credit matured in November 2003 and was not renewed.

Note 4 - Commitments

Operating Leases

The Company leases facilities and equipment under operating leases.

Rent expense for these leases was:

Fiscal Years Ending

2003	$106,155
2002	$29,887

Future minimum lease payments under these leases are approximately as follows:

Fiscal Years Ending

2004	$82,329
2005	8,782

$91,111

Note 5 - Related Party Transactions

The current stockholder of the Company purchased the stock of the Company for $4,900,000 from Salient 3 Communications in December 2000. The current stockholder issued a note payable to Salient 3 Communications for $4,900,000. During 2002, the current stockholder and Salient 3 Communications amended the original agreement and negotiated a reduction in the purchase price of the stock in the Company by canceling the original note payable and issuing three notes payable of $141,000, $359,000 and $1,400,000. The largest note requires principal and interest payments until maturity, which was July 31, 2003. The remaining two notes require interest only payments until maturity, which was July 31, 2003. The Company has made the principal and interest payments on behalf of the stockholder and has created the above related party receivable. $490,000 had been paid to Salient 3 Communications prior to the renegotiation of the original note.

See notes to financial statements.

XEL COMMUNICATIONS, INC.

Notes to Financial Statements

Note 6 - Notes Receivable - Related Party

Related party notes receivable consist of the following:

	December 27, 2003	December 28, 2002

Note receivable from stockholder, variable interest rate of 1.67% at December 27, 2003, due on demand as maturity has passed and no extension has been made.	$391,999	$391,999
Note receivable from stockholder, variable interest rate of 1.67% at December 27, 2003, due on demand as maturity has passed and no extension has been made.	842,718	842,718
Note receivable from stockholder, variable interest rate of 1.67% at December 27, 2003, due on December 24, 2004.	1,974,252	—
Note receivable from stockholder, variable interest rate of 1.67% at December 27, 2003, due on December 24, 2004.	800,000	—

	$4,008,969	$1,234,717

In spite of the fact that the notes receivable have either matured or will mature in the next year, management has indicated that there is no intent to repay the notes receivable in the foreseeable future.  Interest income for the years ended December 27, 2003 and December 28, 2002 was and $33,812 and $19,910, respectively.

Note 7 - Employee Benefit Plan

The Company has a 401(k) plan. All eligible employees over age 18 are able to participate the first day of employment. The plan provides for employer matching contributions of amounts equal to 100% of each participant’s eligible contributions up to 4% of participant’s plan year compensation. The Company made contributions of approximately $143,094 and $130,296 during fiscal years ended 2003 and 2002, respectively.

Note 8 - Subsequent Events

Subsequent to the year ended December 27, 2003, the Company entered into a letter of intent to sell the capital stock of the Company to an unrelated third party.

Note 9 – Reclassification of Notes Receivable – Related Party

Subsequent to December 31, 2003, management determined that Notes Receivable – Related Party amounts should be reflected as a deduction from stockholders’ equity in the accompanying balance sheets.

See notes to financial statements.